UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 22, 2009

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	201352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Earnings Guidance and Outlook

On July 22, 2009, the Company announced the pricing of its public offering of 24,500,000 shares of common stock. The Company also granted the underwriters a 30-day option to purchase up to 3,675,000 additional shares of common stock to cover overallotments, if any. The Company hereby updates its guidance for funds from operations (“FFO”) per share based solely on the final terms of the offering of common stock. Based upon the terms and size of the offering, the Company expects that its FFO for 2009 will be between $0.56 and $0.64 per share/unit, assuming no exercise of the underwriters’ overallotment option.

The following table presents a reconciliation of the Company’s guidance range of FFO per share/unit to net income for 2009:

	Excluding Overallotment Option		Including Overallotment Option
Guidance for 2009	Low	High	Low	High

Net loss attributable to Education Realty Trust, Inc.	$(6,423)	$(3,236)	$(6,367)	$(3,176)

Real estate related depreciation and amortization	28,865	28,865	28,865	28,865
Noncontrolling interest	294	366	303	370
Funds from Operations (“FFO”)	$22,736	$25,995	$22,801	$26,059

FFO per weighted average share/unit (1)	$0.56	$0.64	$0.54	$0.62

Weighted average shares/units (1)	40,656,778	40,656,778	42,269,694	42,269,694

Notes:
(1)   Funds from operations per share/unit was computed using weighted average shares and units outstanding, regardless of their dilutive impact.

As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The Company presents FFO available to all stockholders and unitholders because it considers it an important supplemental measure of the Company’s operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. As such, the Company also excludes the impact of noncontrolling interest in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Safe Harbor Statement

The guidance set forth in this release and any other statements about the Company’s business and results of operations that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: July 22, 2009	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary